Exhibit 99.1

Mammoth Reports Third Quarter 2026 Operational and Financial Results
Raises Full-Year 2026 Outlook

Third Quarter 2026 Highlights:
•Revenue increased 95% year-over-year to $21.3 million
•Net income from continuing operations was $0.3 million, compared with net losses from continuing operations of $12.6 million in the third quarter of 2025 and $1.2 million in the second quarter of 2026
•Adjusted EBITDA more than doubled from the second quarter of 2026 to $5.8 million
•Adjusted EBITDA margin of 27.2%, up from 10.0% in the second quarter; 15.0% for the first nine months
•Rental services segment Adjusted EBITDA increased 35% sequentially to $5.0 million
•Expanded our aviation portfolio to 44 assets, including 14 aircraft, 14 engines and 16 auxiliary power units, up from 15 at the end of the prior-year period
•29 of 44 aviation assets were revenue-producing as of September 30, 2026, up from 23 of 38 as of June 30, 2026
•No funded debt; $37.6 million of cash and marketable securities; $41.8 million invested, led by aviation
•Subsequent to quarter-end, entered into a term loan facility providing commitments of up to $58.0 million to support aviation growth
Updated 2026 Outlook:
•Revenue growth expected to exceed 90%
•Adjusted EBITDA margin expected to be in the mid-teens
•Increased full-year 2026 outlook for the third time this year

Initial 2027 Outlook:
Adjusted EBITDA expected to increase by more than 40% compared with full-year 2026 Adjusted EBITDA
The 2027 outlook assumes continued deployment of the Company’s existing aviation fleet, incremental contributions from aviation investments and continued operating improvement across the Company’s portfolio and does not assume material aviation asset sales.

The Company is unable to provide a reconciliation of its forward-looking Adjusted EBITDA to the most directly comparable GAAP measure because certain components necessary to provide such a reconciliation are not available without unreasonable effort. These components may include, among other items, changes in marketable securities, gains or losses on asset dispositions, income taxes and other items that could have a significant impact on the Company’s GAAP results.

OKLAHOMA CITY, OK – October 30, 2026 – Mammoth Energy Services, Inc. (NASDAQ: TUSK) (“Mammoth” or the “Company”) today reported financial and operational results for the third quarter ended September 30, 2026.

Total revenue from continuing operations was $21.3 million for the third quarter of 2026 compared to $10.9 million for the third quarter of 2025 and $26.1 million for the second quarter of 2026.

Net income from continuing operations for the third quarter of 2026 was $0.3 million, or $0.01 per diluted share, compared to net loss from continuing operations of $12.6 million, or $0.26 per diluted share, for the third quarter of 2025 and net loss from continuing operations of $1.2 million, or $0.02 per diluted share, in the second quarter of 2026.

Adjusted EBITDA from continuing operations ("Adjusted EBITDA" as defined and reconciled in the tables below) was $5.8 million for the third quarter of 2026, compared to ($4.8) million for the third quarter of 2025 and $2.6 million for the second quarter of 2026.

Mark Layton, Chief Financial Officer of Mammoth commented, “This was an outstanding quarter for Mammoth and a clear demonstration of our focus on driving returns. Revenue nearly doubled year over year to $21.3 million. Adjusted EBITDA more than doubled sequentially to $5.8 million, and our Adjusted EBITDA margin expanded to 27% from 10% in the second quarter. Growth in aviation leasing, positive Adjusted EBITDA in Sand and higher occupancy in Accommodations drove the increase.

With an Adjusted EBITDA margin of 15% through the first nine months, we are raising our full-year 2026 outlook for the third time this year. We now expect Adjusted EBITDA margins in the mid-teens, roughly a year ahead of the plan we laid out in March, and we are reaffirming our outlook for revenue growth of greater than 90%.

Aviation remains our priority for capital deployment based on its returns profile. We invested $41.8 million in the quarter, led by aviation. The growth in aviation leasing assets enhances our recurring revenue profile while requiring comparatively modest incremental operating personnel as additional assets are deployed. As we look ahead to 2027, we currently expect Adjusted EBITDA to increase by more than 40% compared with full-year 2026 Adjusted EBITDA, driven primarily by the growing contribution from our aviation leasing platform and continued focus on operating execution and margin improvement.”

Results by Reportable Segments

Rental Services and Aviation Sales
Mammoth’s rental services segment contributed revenue (inclusive of inter-segment revenue) of $9.6 million for the third quarter of 2026 compared to $2.8 million for the third quarter of 2025 and $10.2 million for the second quarter of 2026. The increase in revenue compared to the prior year was primarily driven by a $5.4 million increase due to aviation fleet expansion and higher aviation utilization. The average number of pieces of equipment rented to customers was 430 for the third quarter of 2026 compared to 286 during the third quarter of 2025 and 407 during the second quarter of 2026.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services segment contributed revenue of $5.2 million for the third quarter of 2026 compared to $2.7 million for the third quarter of 2025 and $8.0 million for the second quarter of 2026. The decrease in revenue from the second quarter of 2026 was due to a $3.0 million decline in freight revenue. In the third quarter of 2026, the Company sold approximately 228,000 tons of sand at an average sales price of $22.18 per ton compared to sales of approximately 122,000 tons of sand at an average sales price of $18.26 per ton during the third quarter of 2025. Average price per ton of sand sold increased primarily due to a shift in grade mix. In the second quarter of 2026, sales were approximately 229,000 tons of sand at an average price of $21.36 per ton.

Accommodation Services
Mammoth’s accommodation services segment contributed revenue of $3.4 million for the third quarter of 2026 compared to $2.3 million for the third quarter of 2025 and $3.2 million for the second quarter of 2026. On average, 270 rooms were utilized for the third quarter of 2026 compared to 185 during the third quarter of 2025 and 259 during the second quarter of 2026 within the accommodation services segment.

Infrastructure Services
Mammoth’s infrastructure services segment contributed revenue of $1.1 million for the third quarter of 2026 compared to $0.8 million for the third quarter of 2025 and $0.9 million for the second quarter of 2026.

Drilling Services
Mammoth’s drilling services segment contributed revenue of $2.1 million for the third quarter of 2026 compared to $2.3 million for the third quarter of 2025 and $3.8 million for the second quarter of 2026. Drilling utilization and activity levels decreased sequentially, largely reflecting normal seasonal trends.

Segment Performance
Segment performance improved during the quarter, led by Rental Services, Natural Sand Proppant Services and Accommodation Services, which generated Adjusted EBITDA of $5.0 million, $1.5 million and $1.1 million, respectively.

Selling, General and Administrative Expense
Selling, general and administrative (“SG&A”) expense was $4.1 million for the third quarter of 2026 compared to $4.7 million for the third quarter of 2025 and $4.2 million for the second quarter of 2026.
Liquidity
As of September 30, 2026, Mammoth had unrestricted cash and cash equivalents on hand of $13.1 million and marketable securities of $24.5 million. As of September 30, 2026, the Company’s revolving credit facility was undrawn, and there was $20.0 million of available borrowing capacity under the revolving credit facility, after giving effect to $5.0 million of outstanding letters of credit. As of September 30, 2026, Mammoth had cash, cash equivalents and marketable securities of $37.6 million.
As of October 27, 2026, Mammoth had unrestricted cash on hand of $11.6 million and marketable securities of $15.9 million, with no outstanding borrowings under its revolving credit facility. As of October 27, 2026, the Company had $20.0 million of available borrowing capacity, after giving effect to $5.0 million of outstanding letters of credit. As of October 27, 2026, Mammoth had cash, cash equivalents and marketable securities of $27.5 million. On October 28, 2026, we entered into a senior secured term loan facility with Bank7 providing for aggregate commitments of up to $58.0 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures from continuing operations by segment for the periods indicated (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025
Rental services(a)	$40,079	$17,185	$41,213	$90,663	$44,125
Infrastructure services(b)	—	19	900	2,835	129
Natural sand proppant services(c)	1,154	—	1,001	2,390	93
Accommodation services(c)	135	95	158	494	170
Drilling services(c)	440	—	691	1,131	116
Total capital expenditures	$41,808	$17,299	$43,963	$97,513	$44,633
(a)Capital expenditures primarily for expansion of our aviation rental fleet and equipment rental purchases for the periods presented.
(b)Capital expenditures primarily for our fiber optic fleets for the periods presented.
(c)Capital expenditures primarily for equipment for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, October 30, 2026 at 10:00 a.m. Central time (11:00 a.m. Eastern time) to discuss its third quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@vizaraadvisors.com.

About Mammoth Energy Services, Inc.
Mammoth Energy Services, Inc. (NASDAQ: TUSK) is a growth-oriented company centered on an expanding aviation leasing platform. Through its rental services segment, Mammoth leases and sells aviation assets and rents heavy equipment used in construction and energy operations. The Company also provides fiber optic services to utility customers; natural sand proppant for hydraulic fracturing; workforce accommodations for projects in remote locations; and directional drilling services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Mohammed Topiwala
Vizara Advisors - Investor Relations
TUSK@vizaraadvisors.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “estimate,” “project,” “forecast,” “target,” “continue,” “potential,” or similar expressions, and the negative thereof. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements, estimates and projections regarding the Company’s expectations, plans, objectives, strategies, business outlook, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, business trends, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. Forward-looking statements include, without limitation, the Company's 2026 and 2027 outlook, including expected revenue growth, Adjusted EBITDA, Adjusted EBITDA margins, aviation utilization, acquisitions, capital expenditures and other financial guidance, as well as the expected use of proceeds of the term loans, the availability and timing of advances under the facility and the Company's plans to acquire additional aircraft and grow its aviation leasing platform.

These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, actual outcomes and results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include, among others:

•our ability to comply with the financial covenants and other terms of the loan and security agreement and our revolving credit facility;
•changes in interest rates and their impact on our cost of capital;
•the impact of the divestiture of our subsidiaries 5 Star Electric, LLC, Higher Power Electrical, LLC, Python Equipment LLC and Aquawolf LLC, and the equipment previously used in our hydraulic fracturing business;

•general economic, financial and industry conditions, including inflation, commodity price volatility and fluctuations in customer spending and capital expenditure activity;
•conditions in the energy, infrastructure, aviation, rental equipment and natural sand proppant markets that affect demand for our services and products;
•fluctuations in the value of our marketable securities portfolio and the impact of unrealized gains and losses on our reported financial results;
•our ability to execute our business strategy, successfully integrate acquired businesses, realize anticipated acquisition benefits, grow existing operations and identify additional growth opportunities;
•our ability to successfully deploy capital into aviation assets, achieve expected utilization levels and realize anticipated returns on aviation-related investments;
•the availability and cost of labor, equipment, materials, replacement parts and other operational resources;
•customer concentration, customer payment risks and our ability to collect outstanding receivables, including the timing and collectability of amounts owed by the Puerto Rico Electric Power Authority (“PREPA”);
•the adequacy of our capital resources and liquidity;
•governmental actions, regulations, permitting requirements, trade policies, tariffs and other legal or regulatory developments;
•litigation, claims, investigations and other contingent liabilities;
•weather events, natural disasters, acts of war, terrorism, civil unrest, cybersecurity incidents and other events beyond our control; and
•the other risks and uncertainties described under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, as updated by Part II, Item 1A, “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K and other filings we make with the SEC, which are available on the SEC’s website at www.sec.gov and on Mammoth’s website at www.ir.mammothenergy.com.

The forward-looking statements contained in this news release speak only as of the date of this news release or, if earlier, as of the date they were made, and are based on information available to us as of that date. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, and readers are cautioned not to place undue reliance on these forward-looking statements.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS	September 30,	December 31,
	2026	2025
CURRENT ASSETS	(in thousands, except share data)
Cash and cash equivalents	$13,090	$101,987
Marketable securities	24,496	19,635
Restricted cash	11,928	12,085
Accounts receivable, net	38,583	28,934
Inventories	14,760	4,083
Current assets held for sale	2,227	4,287
Other current assets	2,363	4,619
Current assets of discontinued operations	1,297	1,518
Total current assets	108,744	177,148

Property, plant and equipment, net	184,344	106,097
Sand reserves, net	38,424	39,613
Operating lease right-of-use assets	3,504	2,591
Goodwill	1,147	—
Other non-current assets	5,454	5,767
Noncurrent assets of discontinued operations	6	3,678
Total assets	$341,623	$334,894
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$7,934	$9,327
Accrued expenses and other current liabilities	19,240	18,336
Current operating lease liabilities	2,584	2,071
Income taxes payable	42,346	39,899
Current liabilities of discontinued operations	185	383
Total current liabilities	72,289	70,016

Deferred income tax liabilities	2,447	2,430
Long-term operating lease liabilities	1,214	1,375
Asset retirement obligations	2,803	2,759
Other long-term liabilities	303	26
Total liabilities	79,056	76,606

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,127,585 and 48,358,315 issued and outstanding at September 30, 2026 and December 31, 2025, respectively	481	483
Additional paid-in capital	540,848	540,841
Accumulated deficit	(274,493)	(279,046)
Accumulated other comprehensive loss	(4,269)	(3,990)
Total equity	262,567	258,288
Total liabilities and equity	$341,623	$334,894

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025
	(in thousands, except per share amounts)
REVENUE
Services revenue	$15,520	$7,608	$15,882	$42,572	$18,824
Services revenue - related parties	672	516	197	1,365	1,168
Product revenue	5,154	2,728	9,975	25,493	14,843
Total revenue	21,346	10,852	26,054	69,430	34,835

COST, EXPENSES AND GAINS
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $5,169, $1,488, $3,958, $12,168 and $4,109 for the three months ended September 30, 2026, September 30, 2025, and June 30, 2026 and nine months ended September 30, 2026 and 2025, respectively)	8,408	6,641	9,488	24,150	16,879
Services cost of revenue - related parties	—	96	—	—	288
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,388, $1,263, $676, $2,493 and $3,552 for the three months ended September 30, 2026, September 30, 2025, and June 30, 2026 and nine months ended September 30, 2026 and 2025, respectively)	2,980	4,148	9,713	22,946	14,886
Selling, general and administrative	4,134	4,749	4,232	11,962	13,823
Depreciation, depletion, amortization and accretion	6,557	2,751	4,634	14,661	7,661
(Gains) loss on disposal of assets, net	(312)	1,874	(4,641)	(5,628)	(2,675)
Impairment of long-lived assets	—	—	—	—	31,669
Total cost, expenses and gains, net	21,767	20,259	23,426	68,091	82,531
Operating (loss) income	(421)	(9,407)	2,628	1,339	(47,696)

OTHER INCOME (EXPENSE)
Interest income (expense), net	211	729	(784)	(59)	1,112
Gain (loss) on marketable securities, net	1,173	73	(1,116)	7,161	73
Other expense, net	(533)	(1,903)	(73)	(1,214)	(2,863)
Total other income (expense), net	851	(1,101)	(1,973)	5,888	(1,678)
Income (loss) before income taxes	430	(10,508)	655	7,227	(49,374)
Provision for income taxes	136	2,140	1,853	3,444	2,044
Net income (loss) from continuing operations	294	(12,648)	(1,198)	3,783	(51,418)
Net (loss) income from discontinued operations, net of income taxes	(168)	33	438	770	47,114
Net income (loss)	$126	$(12,615)	$(760)	$4,553	$(4,304)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$52	$(180)	$(213)	$(279)	$317
Other comprehensive income (loss)	52	(180)	(213)	(279)	317
Comprehensive income (loss)	$178	$(12,795)	$(973)	$4,274	$(3,987)

Net income (loss) per share from continuing operations, basic and diluted	$0.01	$(0.26)	$(0.02)	$0.08	$(1.07)
Net income per share from discontinued operations, basic and diluted	—	—	0.01	0.02	0.98
Net income (loss) per share, basic and diluted	$0.01	$(0.26)	$(0.01)	$0.10	$(0.09)
Weighted average number of shares outstanding, basic and diluted	48,128	48,358	48,164	48,207	48,245

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
	2026	2025
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$4,553	$(4,304)
Less: Net income from discontinued operations, net of income taxes	770	47,114
Net income (loss) from continuing operations	3,783	(51,418)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Stock based compensation	—	412
Depreciation, depletion, amortization and accretion	14,661	7,661
Amortization of debt origination costs	1,488	531
Gains on disposal of assets, net	(5,628)	(2,675)
Gains from sale of aviation equipment	(700)	—
Gains from sales of equipment damaged or lost down-hole	(230)	(217)
Impairment of long-lived assets	—	31,669
Gain on marketable securities, net	(7,161)	(73)
Other	931	199
Changes in assets and liabilities:
Accounts receivable, net	(8,554)	1,321
Inventories	(10,677)	(70)
Other current assets	1,238	6,460
Accounts payable	(1,949)	(1,105)
Accrued expenses and other liabilities	469	(8,920)
Income taxes payable	2,466	2,066
Net cash used in operating activities from continuing operations	(9,863)	(14,159)
Net cash (used in) provided by operating activities from discontinued operations	(70)	5,076
Net cash used in operating activities	(9,933)	(9,083)

Cash flows from investing activities:
Purchases of property, plant and equipment	(97,513)	(44,633)
Business acquisitions, net of cash transferred	(5,805)	—
Proceeds from disposal of property, plant and equipment	9,566	5,465
Proceeds from sale of aviation equipment	8,500	—
Purchases of marketable securities	(7,929)	(12,660)
Distributions received from publicly traded limited partnerships	1,001	—
Proceeds from sale of marketable securities	9,228	—
Net cash used in investing activities from continuing operations	(82,952)	(51,828)
Net cash provided by investing activities from discontinued operations	4,581	110,421
Net cash (used in) provided by investing activities	(78,371)	58,593

Cash flows from financing activities:
Principal payments on finance leases and equipment financing notes	(199)	(371)
Common stock repurchased and retired	(534)	—
Net cash used in financing activities from continuing operations	(733)	(371)
Net cash used in financing activities from discontinued operations	—	(3,851)
Net cash used in financing activities	(733)	(4,222)
Effect of foreign exchange rate on cash	(39)	73
Net (decrease) increase in cash, cash equivalents and restricted cash	(89,076)	45,361
Cash, cash equivalents and restricted cash at beginning of period	114,124	82,326
Cash, cash equivalents and restricted cash at end of period	25,048	127,687
Less: Cash, cash equivalents and restricted cash of discontinued operations at end of period	30	59
Cash, cash equivalents and restricted cash of continuing operations	$25,018	$127,628

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INFORMATION
(in thousands)

Three Months Ended September 30, 2026	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$9,625	$1,120	$5,154	$3,390	$2,057	$—	$21,346
Intersegment revenue	21	—	—	—	—	(21)	—
Total revenue	9,646	1,120	5,154	3,390	2,057	(21)	21,346
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	2,652	1,735	2,980	2,043	1,880	98	11,388
Selling, general and administrative, exclusive of stock based compensation	2,027	322	647	278	205	655	4,134
Adjusted EBITDA	$4,967	$(937)	$1,527	$1,069	$(28)	$(774)	$5,824

Three Months Ended September 30, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$2,750	$812	$2,728	$2,280	$2,282	$—	$10,852
Intersegment revenue	16	—	—	—	—	(16)	—
Total revenue	2,766	812	2,728	2,280	2,282	(16)	10,852
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion, inclusive of related parties	1,691	1,579	4,148	1,436	1,840	191	10,885
Selling, general and administrative, exclusive of stock based compensation	997	294	1,157	483	308	1,510	4,749
Adjusted EBITDA	$78	$(1,061)	$(2,577)	$361	$134	$(1,717)	$(4,782)

Three Months Ended June 30, 2026	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$10,115	$940	$7,975	$3,202	$3,822	$—	$26,054
Intersegment revenue	108	—	—	—	—	(108)	—
Total revenue	10,223	940	7,975	3,202	3,822	(108)	26,054
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	4,722	1,540	7,713	2,118	2,972	136	19,201
Selling, general and administrative, exclusive of stock based compensation	1,775	290	685	288	230	964	4,232
Adjusted EBITDA	$3,726	$(890)	$(423)	$796	$620	$(1,208)	$2,621

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INFORMATION
(in thousands)

Nine Months Ended September 30, 2026	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$32,673	$2,328	$16,993	$10,134	$7,302	$—	$69,430
Intersegment revenue	161	—	—	—	—	(161)	—
Total revenue	32,834	2,328	16,993	10,134	7,302	(161)	69,430
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	15,435	3,786	15,146	6,299	6,044	386	47,096
Selling, general and administrative, exclusive of stock based compensation	5,070	797	2,185	898	687	2,325	11,962
Adjusted EBITDA	$12,329	$(2,255)	$(338)	$2,937	$571	$(2,872)	$10,372

Nine Months Ended September 30, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$7,744	$2,914	$14,843	$6,127	$3,207	$—	$34,835
Intersegment revenue	54	—	—	—	—	(54)	—
Total revenue	7,798	2,914	14,843	6,127	3,207	(54)	34,835
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion, inclusive of related parties	4,675	3,807	14,886	4,110	2,994	1,581	32,053
Selling, general and administrative, exclusive of stock based compensation	2,485	616	3,973	1,280	727	4,330	13,411
Adjusted EBITDA	$638	$(1,509)	$(4,016)	$737	$(514)	$(5,965)	$(10,629)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA from Continuing Operations

Adjusted EBITDA from continuing operations is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA from continuing operations as net income (loss) from continuing operations before depreciation, depletion, amortization and accretion, gains on disposal of assets, net, impairment of long-lived assets, equity based compensation, stock based compensation, interest expense (income), net, (gain) loss on marketable securities, net, other (income) expense, net and provision for income taxes. We exclude the items listed above from net income (loss) from continuing operations in arriving at Adjusted EBITDA from continuing operations because these amounts can vary substantially from company to company within our industries depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA from continuing operations should not be considered as an alternative to, or more meaningful than, net income (loss) from continuing operations or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA from continuing operations are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets, none of which are components of Adjusted EBITDA from continuing operations. Our computations of Adjusted EBITDA from continuing operations may not be comparable to other similarly titled measures of other companies. We believe that Adjusted EBITDA from continuing operations is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA from continuing operations to net income (loss) from continuing operations, the most directly comparable GAAP financial measure for the specified periods (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of net income (loss) from continuing operations to Adjusted EBITDA from continuing operations:	2026	2025	2026	2026	2025
Net income (loss) from continuing operations	$294	$(12,648)	$(1,198)	$3,783	$(51,418)
Depreciation, depletion, amortization and accretion	6,557	2,751	4,634	14,661	7,661
(Gains) loss on disposal of assets, net	(312)	1,874	(4,641)	(5,628)	(2,675)
Impairment of long-lived assets	—	—	—	—	31,669
Equity based compensation	—	—	544	544	—
Stock based compensation	—	—	—	—	412
Interest (income) expense, net	(211)	(729)	784	59	(1,112)
(Gain) loss on marketable securities, net	(1,173)	(73)	1,116	(7,161)	(73)
Other expense (income), net	533	1,903	(471)	670	2,863
Provision for income taxes	136	2,140	1,853	3,444	2,044
Adjusted EBITDA from continuing operations	$5,824	$(4,782)	$2,621	$10,372	$(10,629)